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                                                                     EXHIBIT 4.5


                              BUSINESS OBJECTS SA

                          STOCK SUBSCRIPTION WARRANT


1.   General
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     THIS CERTIFIES that, for value received, Vincent Worms, or assigns as further defined hereunder, is entitled to purchase from Business Objects S.A., a corporation organized under the laws of the Republic of France, (hereinafter "the Company "), 12,000 Ordinary Shares of the Company, subject to adjustment in accordance with section 4 hereof, ("the Warrant Shares"), at an exercise price (the "Warrant Price") of 55.328 French francs per share, subject to adjustment in accordance with section 4 hereof, and subject to the vesting provisions of section 2 hereof. These 12,000 Warrant Shares (collectively "the Warrant") evidence the resolution approved by the shareholders of Business Objects S.A. at the meeting held on June 19, 1997 at the Company's registered office.

2.   Exercise period and vesting schedule
     ------------------------------------

     (a) To the extent it has then vested pursuant to Section 2(b) below, this Warrant shall be exercisable in whole or in part by the holder hereof, provided however that upon termination of the holder's membership on the Board of Directors of the Company, this Warrant shall remain exercisable for a period of ninety days, and shall terminate on the 91st day thereafter.

     (b) This Warrant shall vest monthly commencing on January 1, 1997 over a period of three years, at a rate of (i) 333 shares for each complete month, except December, that the holder is a Director in office of the Company, and
(ii) 337 shares for each month of December, so that on January 1, 1999, this Warrant shall be fully vested.

     (c) This Warrant may be exercised in one or several lots, but at the latest on the earlier of the two following dates : (i) June 19, 2002, or (ii) in case of termination of the term of office as Director of the Company, within 90 days following such termination date.

3.   Exercise of Warrants. The rights represented by this Warrant may be
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exercised by the holder hereof, in accordance with section 2 hereof, by (i)
notification of exercise by registered mail to the Company together with a share subscription form (bulletin de souscription) in the form attached hereto, duly completed and signed by the holder and (ii) full payment of the Warrant Price for the shares with respect to which the Warrant is exercised. The Warrant Price may be paid exclusively in French Francs, in cash or by check or wire transfer. In the event of the exercise of the rights represented by this Warrant, confirmations or "attestations d'inscription en compte" shall be delivered to the holder within a reasonable time. The rights represented by this Warrant shall be deemed exercised on the date on which the Company receives payment of the Warrant Price and any applicable taxes (which shall be the sole responsibility of the holder, and not of the Company), irrespective of the date of delivery of the notification of exercise.

4.   Adjustment of Warrant Shares and Warrant Price. The Warrant Shares and
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Warrant Price shall be subject to the following adjustments :

     (a) In the event that, while the Warrant has not been exercised in full, the Company should proceed to (i) an issue of securities with shareholders' preferential rights of subscription, (ii) an increase of the share capital by incorporation of reserves, profits or issue premiums, (iii) a distribution of reserves in cash or in portfolio securities, or (iv) an issue of securities convertible into shares, the rights of the holder shall be preserved, in accordance with articles 171 to 174 of Decree n (degrees) 67-236 of March 23, 1967, it being specified that such preservation of rights shall be
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made on the basis of the number of shares that such holder would have been entitled to, had he exercised the vested part of the Warrant, and only that part, at the date of the accomplishment of the transaction concerned.

     (b) In the event of share capital reduction motivated by losses, the rights of the holder in respect of the number of shares to subscribe and purchase upon exercise of this Warrant will be reduced accordingly, as if the holder had been shareholder as from the date of issue of the Warrant, and as if the Warrant had been fully vested as of that date.

5.   Non transferability of Warrant.
     ------------------------------

     (a) Except as provided in sub-section (b) below, this Warrant and all rights hereunder may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or laws of descent or distribution and may be exercised, during the lifetime of the holder, only by the holder.

     (b) The transfer of this Warrant to the holder's Immediate Family shall be exempt from the provisions of section 5(a); provided however that the transferee agrees to be bound by and comply with the provisions of this Warrant, and signs a consent in the form attached hereto. "Immediate Family" as used herein shall mean the spouse, a direct descendant or ascendant, a brother or a sister of Philippe Claude.

     (c) This certificate is not transferable by endorsement or any other mean and not constitute evidence of ownership. If and when allowed, assigns of all or part of this Warrant may only be completed by notifying the form of assignment attached hereto, duly completed and signed by the holder.

6.   Merger.   In the event of merger of the Company, the holder of the Warrant
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will be notified and given the same information as if he were a shareholder in order to exercise, if he wishes so, his subscription rights. Moreover, had he not acquired his full rights, the Board of Directors may, in its sole discretion and as an exception to section 2 hereof, decide to increase the number of shares for which he will exercise his right, within the limit of the total number of shares authorized hereunder.

7.   Applicable law.  This Warrant is subject to the laws of the Republic of
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France.

   IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officer on June 20, 1997.



                                            BUSINESS OBJECTS SA



                                            By:  Bernard Liautaud
                                            Chairman of the Board of Directors
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                             FORM OF SUBSCRIPTION
                    [to be signed upon exercise of Warrant]


                             BUSINESS OBJECTS S.A.
                                Societe anonyme
                  with a share capital of 16,444 ,595 francs
                     Registered office : 1 square Chaptal
                            92300 Levallois-Perret
                         R.C.S. Nanterre B 379 821 994

                              ------------------



The undersigned, holder of ______ Share Warrants in total, the issue of which was authorized and approved by the Extraordinary Shareholders Meeting of June 19, 1997, for a price of FF 55.328 per Warrant Share, hereby elects to purchase thereunder, _____________________________ Ordinary Shares of FF 1 nominal value each of BUSINESS OBJECTS S.A., and herewith makes payment of FF _______________.

The undersigned requests that the confirmation for such Ordinary Shares be issued in the name of and delivered to ___________________ whose address is
________________________________________.


Made on this __________ day of ________________,



-----------------------
By:


[above signature, please handwrite "Valid for subscription of _______________ shares")
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                              FORM OF ASSIGNMENT
                    [to be signed upon transfer of Warrant]


     The undersigned hereby sells, assigns and/or transfers unto
___________________, who qualifies as an Immediate Family member in its capacity as ______________, the rights represented by the within Warrant to purchase __________ Ordinary Shares of Business Objects S.A., to which the within Warrant relates.

Made this _____ day of _____________



Signature

Name

Address



Signed in the presence of: